UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 20, 2009
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13023	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road,	63017
Suite 300	(Zip Code)
Chesterfield, Missouri
(Address of principal executive offices)
(636) 728-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Thermadyne Holdings Corporation (the “Company”) is taking actions to reduce its operating costs in response to recent declines in demand for the Company’s products and the ongoing economic and market uncertainties.
As part of its cost reduction efforts, the Company is reducing its salaried workforce by approximately 110 employees, or approximately 13% of its salaried workforce. The Company notified most of the affected employees beginning January 20, 2009. The timing of the reductions in the Company’s workforce will vary by country based on local legal requirements, but the Company anticipates that substantially all affected personnel will be separated from the Company by January 31, 2009.
As a result of this reduction in force, the Company expects to save approximately $7.5 million in annual compensation and benefit costs and to incur costs of severance related expenses aggregating approximately $4 million which will be paid in the first and second quarters of 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 22, 2009

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Steven Schumm
	Name:	Steven Schumm
	Title:	Executive Vice President, Chief Financial Officer, Chief Administrative Officer